SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 1/31/2008
FILE NUMBER: 811-05686
SERIES NO.:  10


72DD 1 Total income dividends for which record date passed during the period
       Class A                                             959
     2 Dividends for a second class of open end company shares
       Class C                                           2,331
       Class R                                              38
       Institutional Class                               2,194


73A. 1 Dividends from net invesment income
       Class A                                        $ 0.2912
     2 Dividends for a second class of open end company shares
       Class C                                        $ 0.2792
       Class R                                        $ 0.2797
       Institutional Class                            $ 0.3067

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                           4,226
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class C                                           8,199
       Class R                                             117
       Institutional Class                               7,574

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $9.64
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class C                                           $9.64
       Class R                                           $9.65
       Institutional Class                               $9.65